Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	February 1, 2016	Gerry Gould, VP-Investor Relations
Time	8:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 3rd Quarter Fiscal 2016 Revenue of $233 Million, Constant Currency Revenue Growth of 4% and 1% As Reported

Revenue Growth Highlights

The constant currency revenue increase in the third quarter included strong performance from identified growth drivers:

•	14% growth in Plasma disposables revenue

•	18% growth in Hemostasis Management (TEG®) disposables revenue

•	9% growth in Emerging Markets disposables revenue, ex-Russia

Braintree, MA, February 1, 2016 - Haemonetics Corporation (NYSE: HAE) reported third quarter fiscal 2016 revenue of $233.4 million, up 1%. Revenue was up 4% over the third quarter of fiscal 2015 in constant currency.

The Company reported a GAAP net loss of $59.4 million or $1.17 loss per share in the third quarter of fiscal 2016. Exclusive of non-cash write-downs of goodwill and other intangible assets, transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $24.6 million, down 10%, and adjusted earnings per share were $0.48, down 9% compared with the third quarter of the prior fiscal year.1

For the first three quarters of fiscal 2016, revenue was $666.5 million, down 3%, and up 1% in constant currency. The Company reported a year to date GAAP net loss of $46.8 million or $0.92 per share. Exclusive of non-cash write-downs of goodwill and other intangible assets, transformation, restructuring and deal amortization expenses detailed below, year to date adjusted net income was $65.2 million, down 9%, and adjusted earnings per share were $1.27, down 8% compared with the first three quarters of the prior fiscal year.1

GROWTH DRIVERS UPDATE

The Company’s growth drivers of Plasma, TEG and Emerging Markets represented approximately 65% of disposables revenue in each of the first three quarters of fiscal 2016. In the third quarter, growth driver revenue was up 12% on a constant currency basis and 14% constant currency ex-Russia.

Plasma disposables revenue grew 15% in North America in the third quarter, as strong demand for collection volumes continued. Global plasma disposables revenue was up 14% in constant currency.

The TEG family of hemostasis management products - TEG 5000, TEG 6s and TEG Manager™ software - is well positioned for continued strong revenue growth. Limited market release of the Company’s next generation TEG 6s system continued.

Ronald Gelbman, Haemonetics’ Interim CEO, stated: “We are encouraged with 4% constant currency growth in the third quarter. This was driven by our Plasma and TEG franchises, which continued to deliver strong revenue performance. The encouraging momentum of these two franchises gives us confidence in the long-term prospects for our business.”

THIRD QUARTER 2016 REVENUE ELEMENTS

Plasma

Plasma disposables revenue was $92.5 million in the third quarter, up $9.3 million, or 11% on a reported basis and up 14% in constant currency. North America Plasma disposables revenue was up 15% versus the prior year’s third quarter, including the impact of saline and sodium citrate solutions shipments to CSL. The plasma disposables business outside the U.S. also delivered strong revenue growth.

Plasma collection volumes continued to reflect a robust end user market for plasma-derived biopharmaceuticals.

Blood Center

Platelet disposables revenue was $38.3 million in the third quarter, flat with the prior year quarter on a reported basis and up 4% on a constant currency basis. The impact of currency on reported growth rates reflects the concentration of the Company’s platelet business outside of the United States. Constant currency revenue was strong in Asia Pacific, but down modestly in Japan, where benefits of a single dose market share gain substantially offset a continued market shift toward double dose collection techniques.

Red cell disposables revenue was $9.2 million in the third quarter, down $1.7 million or 15% as reported and 14% on a constant currency basis as compared with the prior year’s third quarter. Lower volume, as well as pricing associated with a previously announced U.S. customer contract, accounted for the decline.

Whole blood disposables revenue was $30.2 million in the third quarter, down $4.0 million or 12% as reported and down 10% on a constant currency basis. This decline reflected continued volatility in the global whole blood collection market.

Hospital

TEG disposables revenue was $12.7 million for the quarter, up $1.8 million or 17% on a reported basis and up 18% in constant currency over the prior year’s third quarter, with continued growth in China and the U.S.

The TEG installed base continued to increase in the third quarter, benefiting from expanded adoption by new and existing accounts. The TEG family of devices, disposables and software remain well positioned for acceleration of revenue growth, consistent with the Company’s multi-year growth outlook.

Surgical disposables revenue was $15.2 million in the third quarter, down 3% as reported and up 2% on a constant currency basis over the prior year’s third quarter. Growth was driven by strong performance in the emerging markets.

Software and Equipment

Software Solutions revenue was $18.2 million in the third quarter, flat with the prior year’s third quarter on a reported basis and up 2% in constant currency.

Equipment and other revenue was $13.9 million, down $1.5 million or 10% as reported and down 7% on a constant currency basis, due primarily to weakness in Russia. Ex-Russia, equipment and other revenue was up 1% on a constant currency basis.

Equipment revenue is influenced by timing of tenders and capital budgets. The installed base of equipment, including devices sold and placed for use with customers, increased 5% in the first three quarters of fiscal 2016.

Geographic

Haemonetics reported third quarter fiscal 2016 revenue growth of 5% in the Americas and 3% in Asia Pacific, with declines of 6% in Europe and 9% in Japan. On a constant currency basis, the Company had revenue growth of 5% in the Americas, 9% in Asia Pacific and 1% in Europe, with a decline of 4% in Japan.

Constant currency disposables revenue growth was 9% in both China and Europe ex-Russia in the third quarter.

In the Americas, strength in Plasma and TEG businesses was offset by declines in the Blood Center business. Weakness in Russia contributed to declines in Europe. Japan revenue was impacted by the timing of equipment purchases.

OPERATING RESULTS

Adjusted gross profit was $109.9 million, down $4.2 million or 4% from the prior year third quarter and included $7.2 million of unfavorable currency impact. Adjusted gross margin was 47.1%, down 210 basis points, but down only 30 basis points on a constant currency basis. Adjusted gross margin improvement, driven by productivity programs including Value Creation & Capture (“VCC”) initiatives, was more than offset by unfavorable product mix and reduced pricing, in particular recent pricing concessions in the U.S. red cell disposables business.

Incremental savings from VCC programs and other identified cost reductions were $2 million in the third quarter and are expected to approximate $8 million in fiscal 2016.

Adjusted operating expenses were $75.0 million in the third quarter, down $0.7 million or 1% from the prior year third quarter. R&D expense expanded to 4.6% of revenue, as compared with 4.3% in the third quarter of the prior year, as investments in growth drivers continued. Increased investments in R&D were more than offset by favorable currency translation.

In the third quarter, adjusted operating income was $34.9 million, down $3.5 million, or 9%. Currency headwinds of $4.5 million impacted operating income and, on a constant currency basis, operating income was up 3%. Adjusted operating margin in the quarter was 15.0%, down 160 basis points.

Adjusted interest expense on loans was $2.0 million. The adjusted income tax rate was 25% in the third quarters of the current and prior fiscal years.

GOODWILL AND OTHER NON-CASH INTANGIBLE ASSET WRITE-DOWNS

The Company announced that, as a result of its annual impairment test required under generally accepted accounting principles (GAAP), a write-down of goodwill was required. The write-down follows the Company’s annual strategic planning cycle, which established long-term expectations for revenue, income and operating cash flows in its European reporting unit that were lower than when goodwill was tested a year ago.

The Company recorded a non-cash goodwill impairment charge of $66.3 million in the third quarter of fiscal 2016, with the bulk of the impairment related to goodwill arising from the whole blood collection business acquired in fiscal 2013.

The Company announced it completed an assessment of opportunities for its SOLX technology and concluded that current and expected future market conditions do not support further investment and commercialization. The Company recorded a $13.8 million non-cash charge, net of related contingent consideration, in the third quarter of fiscal 2016, to write off SOLX-related intangible assets resulting from the fiscal 2013 Hemerus Corp. acquisition.

These non-cash accounting charges, which totaled $80.2 million pre-tax or $73.1 million after-tax, $1.44 per share, will not impact the Company’s liquidity, cash flows from operations, future operations or compliance with its debt covenants.

Balance Sheet and Cash Flow

Cash on hand was $105 million, a decrease of $55 million during the first three quarters of fiscal 2016, as the Company utilized $31 million of cash, net of $11 million of cash tax benefits, to fund VCC and other restructuring initiatives and $61 million to repurchase shares in the open market. The Company reported free cash flow, before transformation and restructuring costs, of $26 million in the first three quarters of fiscal 2016.

Value Creation & Capture Activities

The Company’s VCC programs were designed to transform its manufacturing and distribution operations and to support its productivity initiatives. These programs are expected to be substantially completed with approximately $34 million of after-tax cash outflow in fiscal 2016 and cumulative VCC program spending of roughly $180 million. Cumulative cost savings generated through VCC programs are expected to approximate $40 million by the end of fiscal 2016.

Fiscal 2016 Guidance

The Company reaffirms its overall fiscal 2016 revenue guidance range of $910 - $920 million.

Continued strong revenue growth is expected from growth drivers - Plasma, TEG and Emerging Markets ex-Russia - along with the benefit of a 53rd week in the fourth quarter of fiscal 2016, offset by foreign currency weakness.

The Company reaffirms its fiscal 2016 adjusted earnings per share guidance range of $1.65 to $1.75.

Acquisition related amortization is expected to approximate $30 million, or $0.40 per share, and is excluded from adjusted operating income and adjusted earnings per share.

Free cash flow guidance for fiscal 2016 is estimated to be approximately $70 million before funding approximately $34 million of capital and transformation expenditures to complete the VCC initiatives.

More information on fiscal 2016 guidance, including income statement scenarios underlying the lower and upper ends of the adjusted earnings per share guidance range, can be found in the Investor Relations section of our web site at http://www.haemonetics.com.1

Adjustments To Reported Earnings

Non-cash accounting charges for the write-downs of goodwill and other intangible assets, net of the reversal of contingent consideration, totaling $80 million pre-tax, were excluded from third quarter and year-to-date fiscal 2016 adjusted earnings.

In the third quarter of fiscal 2016, $9 million of pre-tax charges for VCC transformation and other restructuring activities were excluded. In the third quarter of fiscal 2015, $13 million of pre-tax integration, restructuring, transformation and transaction costs were excluded from adjusted earnings.

In the first three quarters of fiscal 2016, $30 million of pre-tax charges for VCC transformation and other restructuring activities were excluded from adjusted earnings. In the first three quarters of fiscal 2015, $51 million of such costs were excluded from adjusted earnings.

The Company also excludes acquisition related amortization expenses from its adjusted operating income and earnings per share. Excluded from third quarter adjusted earnings was acquisition related amortization of $7.4 million in fiscal 2016 and $7.5 million in fiscal 2015, or $0.10 per share in the third quarters of both fiscal years.

Deal amortization excluded from adjusted earnings was $22.2 million and $22.8 million, respectively, in the first three quarters of fiscal 2016 and 2015, or $0.30 per share in each year’s first three quarters. For fiscal year 2016, acquisition related amortization is expected to approximate $30 million or $0.40 per share.

Conference Call

Haemonetics will host a webcast to discuss third quarter results on Monday, February 1, 2016 at 8:00am Eastern. Interested parties may participate at: http://edge.media-server.com/m/p/mieb5m8u.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.

Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

Forward Looking Statements

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, asset revaluations to reflect current business conditions, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.
The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
1 A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for the Third Quarter of FY16 and FY15
(Data in thousands, except per share data)

	12/26/2015	12/27/2014	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$233,384	$231,827	0.7%
Gross profit	108,855	111,661	(2.5)%

R&D	10,942	10,643	2.8%
S,G&A	78,940	82,512	(4.3)%
Impairment of goodwill and intangible assets	85,048	—	n/m
Contingent consideration (income) expense	(4,898)	246	n/m
Operating expenses	170,032	93,401	82.0%

Operating (loss) income	(61,177)	18,260	n/m

Interest and other expense, net	(2,141)	(2,308)	(7.2)%

(Loss) income before taxes	(63,318)	15,952	n/m

Tax benefit	(3,878)	(36)	n/m

Net (loss) income	$(59,440)	$15,988	n/m

Net (loss) income per common share assuming dilution	$(1.17)	$0.31	n/m

Weighted average number of shares:
Basic	50,741	51,432
Diluted	50,741	51,962

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	46.6%	48.2%	(1.6)%
R&D	4.7%	4.6%	0.1%
S,G&A	33.8%	35.6%	(1.8)%
Operating (loss) income	(26.2)%	7.9%	(34.1)%
(Loss) income before taxes	(27.1)%	6.9%	(34.0)%
Net (loss) income	(25.5)%	6.9%	(32.4)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for Year-to-Date FY16 and FY15
(Data in thousands, except per share data)

	12/26/2015	12/27/2014	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$666,490	$683,895	(2.5)%
Gross profit	316,691	326,053	(2.9)%

R&D	33,816	36,962	(8.5)%
S,G&A	240,946	259,383	(7.1)%
Impairment of goodwill and intangible assets	85,048	—	n/m
Contingent consideration (income) expense	(4,727)	706	n/m
Operating expenses	355,083	297,051	19.5%

Operating (loss) income	(38,392)	29,002	n/m

Interest and other expense, net	(6,756)	(7,496)	(9.9)%

(Loss) income before taxes	(45,148)	21,506	n/m

Tax expense	1,696	1,679	1.0%

Net (loss) income	$(46,844)	$19,827	n/m

Net (loss) income per common share assuming dilution	$(0.92)	$0.38	n/m

Weighted average number of shares:
Basic	50,927	51,521
Diluted	50,927	52,024

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	47.5%	47.7%	(0.2)%
R&D	5.1%	5.4%	(0.3)%
S,G&A	36.2%	37.9%	(1.7)%
Operating (loss) income	(5.8)%	4.2%	(10.0)%
(Loss) income before taxes	(6.8)%	3.1%	(9.9)%
Net (loss) income	(7.0)%	2.9%	(9.9)%

Revenue Analysis for the Third Quarter of FY16 and FY15
(Data in thousands)

	Three Months Ended
	12/26/2015	12/27/2014	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$131,664	$124,766	5.5%
International	101,720	107,061	(5.0)%
Net revenues	$233,384	$231,827	0.7%

Disposable revenues

Plasma disposables	$92,461	$83,178	11.2%

Blood center disposables
Platelet	38,333	38,401	(0.2)%
Red cell	9,198	10,873	(15.4)%
Whole blood	30,180	34,182	(11.7)%
	77,711	83,456	(6.9)%
Hospital disposables
Diagnostics	12,691	10,890	16.5%
Surgical	15,203	15,608	(2.6)%
OrthoPAT	3,154	5,024	(37.2)%
	31,048	31,522	(1.5)%

Total disposables revenues	201,220	198,156	1.5%

Software solutions	18,241	18,211	0.2%
Equipment & other	13,923	15,460	(9.9)%
Net revenues	$233,384	$231,827	0.7%

Revenue Analysis for Year-to-Date FY16 and FY15
(Data in thousands)

	Nine Months Ended
	12/26/2015	12/27/2014	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$379,390	$369,921	2.6%
International	287,100	313,974	(8.6)%
Net revenues	$666,490	$683,895	(2.5)%

Disposable revenues

Plasma disposables	$257,332	$242,760	6.0%

Blood center disposables
Platelet	103,500	115,941	(10.7)%
Red cell	29,153	31,296	(6.8)%
Whole blood	93,007	105,870	(12.1)%
	225,660	253,107	(10.8)%
Hospital disposables
Diagnostics	36,925	30,535	20.9%
Surgical	44,814	46,889	(4.4)%
OrthoPAT	10,794	15,302	(29.5)%
	92,533	92,726	(0.2)%

Total disposables revenues	575,525	588,593	(2.2)%

Software solutions	52,781	54,094	(2.4)%
Equipment & other	38,184	41,208	(7.3)%
Net revenues	$666,490	$683,895	(2.5)%

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/26/2015	3/28/2015
	(unaudited)
Assets
Cash and cash equivalents	$105,167	$160,662
Accounts receivable, net	148,774	145,827
Inventories, net	203,863	211,077
Other current assets	43,559	52,711
Total current assets	501,363	570,277
Property, plant & equipment, net	332,772	321,948
Intangible assets, net	214,809	244,588
Goodwill	266,945	334,310
Other assets	20,533	14,294
Total assets	$1,336,422	$1,485,417

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$46,293	$21,522
Other current liabilities	129,041	167,570
Total current liabilities	175,334	189,092
Long-term debt	380,814	406,369
Other long-term liabilities	60,722	63,834
Stockholders' equity	719,552	826,122
Total liabilities & stockholders' equity	$1,336,422	$1,485,417

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(46,844)	$19,827
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	67,721	63,891
Stock compensation expense	6,199	10,219
Impairment of goodwill and intangible assets	85,048	—
Change in other non-cash operating activities	(13,820)	4,838
Change in accounts receivable, net	(3,608)	14,422
Change in inventories	6,268	(17,906)
Change in other working capital	(32,352)	(23,418)
Net cash provided by operating activities	68,612	71,873
Cash Flows from Investing Activities:
Capital expenditures	(73,871)	(100,530)
Proceeds from sale of property, plant and equipment	397	387
Other acquisitions and investments	(3,000)	—
Net cash used in investing activities	(76,474)	(100,143)
Cash Flows from Financing Activities:
Change in repayments, net	(816)	(9,666)
Change in employee stock programs	14,829	12,689
Share repurchases	(60,984)	(38,701)
Net cash used in financing activities	(46,971)	(35,678)
Effect of exchange rates on cash and cash equivalents	(662)	(3,321)
Net Change in Cash and Cash Equivalents	(55,495)	(67,269)
Cash and Cash Equivalents at Beginning of the Period	160,662	192,469
Cash and Cash Equivalents at End of Period	$105,167	$125,200

Free Cash Flow Reconciliation:

Free cash flow after restructuring and transformation costs	$(4,862)	$(28,270)
Restructuring and transformation costs	34,555	54,819
Tax benefit on restructuring and transformation costs	(10,582)	(18,079)
Capital expenditures on VCC initiatives	7,374	44,725
Free cash flow before restructuring, transformation costs and VCC capital expenditures	$26,485	$53,195

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, transformation and other costs from our GAAP expenses. Our restructuring and transformation costs for the periods reported are principally related to:

•
Value Creation & Capture (VCC): employee severance and retention, product line transfer costs, accelerated depreciation and other costs associated with these initiatives, principally our manufacturing network optimization, but also including commercial excellence, productivity and other operating initiatives.

•	In Process Research and Development: charges relate to the acquisition of certain technology and manufacturing rights to be used in a next generation device and related costs.
In addition to restructuring and transformation costs, we are reporting adjusted earnings before deal amortization, impairment of goodwill and intangible assets, and contingent consideration.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY16 and FY15
(Data in thousands)
	Three Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$108,855	$111,661
Restructuring and transformation costs	1,064	2,459
Non-GAAP gross profit	$109,919	$114,120

Non-GAAP R&D
GAAP R&D	$10,942	$10,643
Restructuring and transformation costs	(269)	(627)
Non-GAAP R&D	$10,673	$10,016

Non-GAAP S,G&A
GAAP S,G&A	$78,940	$82,512
Restructuring and transformation costs	(7,237)	(9,333)
Deal amortization	(7,389)	(7,468)
Non-GAAP S,G&A	$64,314	$65,711

Non-GAAP operating expenses
GAAP operating expenses	$170,032	$93,401
Restructuring and transformation costs	(7,506)	(9,960)
Deal amortization	(7,389)	(7,468)
Impairment of goodwill and intangible assets	(85,048)	—
Contingent consideration income (expense)	4,898	(246)
Non-GAAP operating expenses	$74,987	$75,727

Non-GAAP operating income
GAAP operating (loss) income	$(61,177)	$18,260
Restructuring and transformation costs	8,570	12,419
Deal amortization	7,389	7,468
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,898)	246
Non-GAAP operating income	$34,932	$38,393

Non-GAAP interest and other expense, net
GAAP interest and other expense, net	$2,141	$2,308
Restructuring and transformation costs	13	(244)
Non-GAAP interest and other expense, net	$2,154	$2,064

Non-GAAP income before taxes
GAAP (loss) income before taxes	$(63,318)	$15,952
Restructuring and transformation costs	8,557	12,663
Deal amortization	7,389	7,468
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,898)	246
Non-GAAP income before taxes	$32,778	$36,329

Non-GAAP net income
GAAP net (loss) income	$(59,440)	$15,988
Restructuring and transformation costs	8,557	12,663
Deal amortization	7,389	7,468
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,898)	246
Tax benefit associated with non-GAAP adjustments	(12,031)	(8,900)
Non-GAAP net income	$24,625	$27,465

Non-GAAP net income per common share assuming dilution
GAAP net (loss) income per common share	$(1.17)	$0.31
Non-GAAP items after tax per common share assuming dilution	$1.65	$0.22
Non-GAAP net income per common share assuming dilution	$0.48	$0.53

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Non-GAAP revenues
GAAP revenue	$233,384	$231,827
Foreign currency effects	1,179	(5,247)
Non-GAAP revenue - constant currency	$234,563	$226,580

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill and intangible assets, and contingent consideration	$24,625	$27,465
Foreign currency effects	47	(4,474)
Income tax associated with foreign currency effects	(23)	1,091
Non-GAAP net income - constant currency	$24,649	$24,082

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill and intangible assets, and contingent consideration	$0.48	$0.53
Foreign currency effects after tax per common share assuming dilution	$—	$(0.07)
Non-GAAP net income per common share assuming dilution - constant currency	$0.48	$0.46

Reconciliation of Non-GAAP Measures for FY16 and FY15
(Data in thousands)
	Nine Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$316,691	$326,053
Restructuring and transformation costs	3,295	7,746
Non-GAAP gross profit	$319,986	$333,799

Non-GAAP R&D
GAAP R&D	$33,816	$36,962
Restructuring and transformation costs	(708)	(5,207)
Non-GAAP R&D	$33,108	$31,755

Non-GAAP S,G&A
GAAP S,G&A	$240,946	$259,383
Restructuring and transformation costs	(25,743)	(36,883)
Deal amortization	(22,193)	(22,769)
Non-GAAP S,G&A	$193,010	$199,731

Non-GAAP operating expenses
GAAP operating expenses	$355,083	$297,051
Restructuring and transformation costs	(26,451)	(42,090)
Deal amortization	(22,193)	(22,769)
Impairment of goodwill and intangible assets	(85,048)	—
Contingent consideration income (expense)	4,727	(706)
Non-GAAP operating expenses	$226,118	$231,486

Non-GAAP operating income
GAAP operating (loss) income	$(38,392)	$29,002
Restructuring and transformation costs	29,746	49,836
Deal amortization	22,193	22,769
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,727)	706
Non-GAAP operating income	$93,868	$102,313

Non-GAAP interest and other expense, net
GAAP interest and other expense, net	$6,756	$7,496
Restructuring and transformation costs	(108)	(705)
Non-GAAP interest and other expense, net	$6,648	$6,791

Non-GAAP income before taxes
GAAP (loss) income before taxes	$(45,148)	$21,506
Restructuring and transformation costs	29,854	50,541
Deal amortization	22,193	22,769
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,727)	706
Non-GAAP income before taxes	$87,220	$95,522

Non-GAAP net income
GAAP net (loss) income	$(46,844)	$19,827
Restructuring and transformation costs	29,854	50,541
Deal amortization	22,193	22,769
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration (income) expense	(4,727)	706
Tax benefit associated with non-GAAP adjustments	(20,374)	(22,288)
Non-GAAP net income	$65,150	$71,555

Non-GAAP net income per common share assuming dilution
GAAP net (loss) income per common share	$(0.92)	$0.38
Non-GAAP items after tax per common share assuming dilution	$2.19	$1.00
Non-GAAP net income per common share assuming dilution	$1.27	$1.38

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Nine Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Non-GAAP revenues
GAAP revenue	$666,490	$683,895
Foreign currency effects	(1,367)	(23,216)
Non-GAAP revenue - constant currency	$665,123	$660,679

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill and intangible assets, and contingent consideration	$65,150	$71,555
Foreign currency effects	(3,763)	(10,390)
Income tax associated with foreign currency effects	952	2,607
Non-GAAP net income - constant currency	$62,339	$63,772

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill and intangible assets, and contingent consideration	$1.27	$1.38
Foreign currency effects after tax per common share assuming dilution	$(0.06)	$(0.15)
Non-GAAP net income per common share assuming dilution - constant currency	$1.21	$1.23

Restructuring, Transformation and Other Costs (Data in thousands) GAAP results include the following items which are excluded from adjusted results.

	Three Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Manufacturing network optimization	$4,587	$7,155
Commercial excellence initiatives	995	1,413
Productivity and operational initiatives	2,384	1,863
Accelerated depreciation, asset write-down and other non-cash items	442	1,440
In process research and development and related costs	—	326
Market-based stock compensation	149	466
Total restructuring, transformation and other costs	$8,557	$12,663

	Nine Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Manufacturing network optimization	$15,929	$29,919
Commercial excellence initiatives	3,949	7,181
Productivity and operational initiatives	9,448	6,592
Accelerated depreciation, asset write-down and other non-cash items	1,346	2,693
In process research and development and related costs	—	2,122
Market-based stock compensation	(818)	2,034
Total restructuring, transformation and other costs	$29,854	$50,541

Deal Amortization, Impairment Charges, and Contingent Consideration (Data in thousands) GAAP results include the following items which are excluded from adjusted results.
	Three Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Deal amortization	$7,389	$7,468
Impairment of goodwill and intangible assets	$85,048	$—
Contingent consideration (income) expense	$(4,898)	$246

	Nine Months Ended
	12/26/2015	12/27/2014
	(unaudited)
Deal amortization	$22,193	$22,769
Impairment of goodwill and intangible assets	$85,048	$—
Contingent consideration (income) expense	$(4,727)	$706